EXHIBIT 99.1

HMS Holdings Corp. Reports Second Quarter 2017 Results

  Q2 GAAP EPS of $0.08 Per Diluted Share
  Record Quarterly Commercial Revenue in Q2 of $69.4 Million - an Increase of 30% YOY
  Q2 Adjusted EPS of $0.16 Per Diluted Share
  Organic Commercial Revenue Growth YOY of 16% / Organic Total Revenue Growth Sequentially of 11%
  Eliza Acquisition Completed – $7.6 Million Revenue Contribution in Q2

IRVING, Texas, Aug. 04, 2017 (GLOBE NEWSWIRE) -- HMS Holdings Corp.  (NASDAQ:HMSY) today announced financial results for the second quarter of 2017. Net income for the quarter ended June 30, 2017 was $6.5 million or $0.08 per diluted share, compared to net income of $1.4 million or $0.02 per diluted share in the first quarter of 2017 and $9.9 million or $0.12 per diluted share in the prior year second quarter. Adjusted EPS in the second quarter was $0.16 per diluted share, compared to adjusted EPS of $0.13 per diluted share in the first quarter of 2017 and adjusted EPS of $0.20 per diluted share in the prior year second quarter. The Company incurred approximately $3.5 million of transaction expenses related to its acquisition of Eliza Corporation, which closed in the quarter, but those expenses were not discrete adjustments used in the calculation of adjusted EPS. Total revenue in the second quarter was $133.3 million, compared to total revenue of $113.7 million in the first quarter of 2017 and $121.5 million in the prior year second quarter.

"The second quarter played out essentially as we expected. Topline growth included record quarterly commercial revenue – up 30% year-over-year, including revenue generated by Eliza following the April close of our acquisition. Organic commercial revenue growth was 16%, compared to the prior year second quarter, and total company organic revenue was up 11% sequentially as projected,” said Bill Lucia, Chairman and CEO. "We are very encouraged by early customer interest in our new health management and member engagement capabilities on the combined Essette and Eliza platforms. We are taking the necessary steps internally to create a unified approach for the sale of these new solutions to current and potential customers, along with our coordination of benefits and payment integrity offerings."

Commercial revenue in the second quarter of 2017 was $69.4 million, a 29.7% increase compared to $53.5 million in the prior year second quarter and $14.3 million or 26% higher than the first quarter of 2017 total of $55.1 million. State government revenue was $57.9 million in the second quarter, a 0.5% increase compared to $57.6 million in the prior year second quarter and $4.6 million or 8.6% higher than the first quarter of 2017 total of $53.3 million. State government revenue in the prior year second quarter included a one-time acceleration of approximately $5.5 million of subrogation related revenue. Federal (including Medicare RAC) and Other revenue was $6.0 million in the second quarter, a $4.4 million decrease compared to the prior year second quarter and $0.7 million higher than the first quarter of 2017. The decline was due primarily to the Medicare RAC contract generating no revenue in the second quarter of 2017, compared to $3.8 million in the prior year second quarter.

Coordination of benefits (COB) revenue was $98.5 million in the second quarter of 2017, compared to $89.7 million in the prior year second quarter and $88.5 million in the first quarter of 2017. COB accounted for 73.9% of total revenue in the second quarter, compared to 73.8% in the prior year second quarter and 77.8% in the first quarter of 2017. Revenue from analytical services, which include payment integrity (PI), Medicare RAC, health management and member engagement solutions, was $34.8 million in the second quarter of 2017, compared to $31.9 million in the prior year second quarter and $25.2 million in the first quarter of 2017. PI revenue was $26.9 million in the second quarter of 2017, compared to $28.1 million in the prior year second quarter and $24.3 million in the first quarter of 2017. The Eliza acquisition contributed $7.6 million to health management and member engagement revenue in the second quarter.

“We saw measurable progress in recent months in our PI implementations – both in terms of implementations completed and new PI edits initiated, though the revenue impact will be more evident in the remaining quarters of the year. Additionally, as we continue to move additional clients to our big data platform our ability to more rapidly ingest and analyze data continues to improve and throughput for our PI customers is increasing,” said Jeff Sherman, CFO. “Our effective tax rate in the quarter was higher than expected, due to the fact that a portion of the transaction fees in connection with the Eliza acquisition were not deductible for tax purposes and that negatively impacted GAAP EPS and adjusted EPS by $0.01 per diluted share.”

For additional information about the Company’s preliminary second quarter 2017 financial results, see the  Company’s Q2 2017 Investor Presentation available at: http://investor.hms.com/events.cfm.

Webcast and Conference Call Information

HMS will report its preliminary second quarter 2017 financial and operating results via webcast at 7:30 AM CT / 8:30 AM ET on Friday, August 4, 2017. The webcast may also include discussion of HMS developments, forward-looking statements and other material information about business and financial matters. The webcast can be accessed via phone at (877) 303–7208 or (224) 357–2389 for international participants, or on the HMS Investor Relations website at http://investor.hms.com/events.cfm. The webcast will also be archived and available for replay beginning at approximately 11:00 AM CT / 12:00 PM ET on August 4, 2017 at http://investor.hms.com/events.cfm. This press release and the financial statements contained herein are also available on the HMS Investor Relations website at http://investor.hms.com/releases.cfm.

About HMS

HMS is a leading provider of cost containment solutions in the U.S. healthcare marketplace. Using innovative technology as well as extensive data services and powerful analytics, the Company delivers coordination of benefits, payment integrity, and health management and member engagement solutions to help customers recover improper payments; prevent future improper payments; reduce fraud, waste and abuse; effectively engage their members and better manage the care they receive; and ensure regulatory compliance. The Company serves commercial health plans, state government agencies, federal programs, at-risk providers, pharmacy benefit managers and employers.

Trademarks

HMS and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates.  Other names may be trademarks of their respective owners.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.

The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.

Safe Harbor Statement

The financial results in this press release reflect preliminary results, which are not final until the Company’s Form 10-Q for the quarter ended June 30, 2017 is filed with the Securities and Exchange Commission. This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements reflect our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward‐looking statements can be identified by words such as “aims,” “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “likely,” “may,” “plans,” “projects,” “seeks,” “targets,” “will,” “would,” “could,” “should,” and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.

Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses and realize synergies; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks; our ability to protect our intellectual property rights, proprietary technology, information processes, and know-how; significant competition for our solutions and services; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction, our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with information and data sources and suppliers; reliance on subcontractors and other third party providers and parties to perform services; our ability to continue to secure contracts and favorable contract terms through the competitive bidding process and to prevail in protests or challenges to contract awards; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility, or to borrow, obtain financing, maintain liquidity or use credit; unexpected changes in our effective tax rates; unanticipated increases in the number or amount of claims for which we are self-insured; our ability to successfully remediate material weaknesses in our internal control over financial reporting; changes in the U.S. healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect procurement practices and healthcare spending; our failure to comply with applicable laws and regulations governing individual privacy and information security or to protect such information from theft and misuse; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing or certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; and anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2017	2016	2017	2016
Revenue	$133,313	$121,512	$247,046	$241,270
Cost of services:
Compensation	51,853	47,343	100,773	93,744
Data processing	11,281	9,104	21,064	18,728
Occupancy	4,230	3,631	7,777	7,258
Direct project expenses	10,101	11,473	20,544	25,955
Other operating expenses	6,562	6,407	13,765	12,184
Amortization of acquisition related software and intangible assets	7,372	7,013	13,658	14,026
Total cost of services	91,399	84,971	177,581	171,895
Selling, general and administrative expenses	27,553	20,189	51,161	43,114
Total operating expenses	118,952	105,160	228,742	215,009
Operating income	14,361	16,352	18,304	26,261
Interest expense	(2,339)	(2,100)	(4,625)	(4,191)
Interest income	33	60	188	107
Income before income taxes	12,055	14,312	13,867	22,177
Income taxes	5,538	4,443	5,908	7,738
Net income	$6,517	$9,869	$7,959	$14,439

Basic income per common share:
Net income per common share -- basic	$0.08	$0.12	$0.10	$0.17
Diluted income per common share:
Net income per common share -- diluted	$0.08	$0.12	$0.09	$0.17
Weighted average shares:
Basic	83,921	84,073	83,708	84,104
Diluted	85,826	84,528	85,534	84,923

Note: Certain amounts in the prior periods have been adjusted to reflect the retrospective application required by the early adoption of ASU No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, (“ASU 2016-09”) related to the recognition of excess tax benefits in the provision for income taxes.

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2017	December 31, 2016
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$51,369	$175,999
Accounts receivable, net of allowance of $9,246 and $10,772,
at June 30, 2017 and December 31, 2016, respectively	193,369	173,582
Prepaid expenses	14,977	13,699
Income tax receivable	9,534	3,354
Deferred financing costs, net	1,748	-
Other current assets	475	1,001
Total current assets	271,472	367,635
Property and equipment, net	95,893	92,167
Goodwill	491,088	379,716
Intangible assets, net	95,397	37,797
Deferred financing costs, net	-	2,790
Other assets	2,416	2,650
Total assets	$956,266	$882,755

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$55,753	$59,402
Estimated liability for appeals	31,272	30,755
Revolving credit facility	240,000	-
Total current liabilities	327,025	90,157
Long-term liabilities:
Revolving credit facility	-	197,796
Net deferred tax liabilities	40,080	22,717
Deferred rent	5,094	5,427
Other liabilities	11,006	10,048
Total long-term liabilities	56,180	235,988
Total liabilities	383,205	326,145

Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock -- $0.01 par value; 175,000,000 shares authorized;
96,458,775 shares issued and 84,044,697 shares outstanding at June 30, 2017;
95,966,852 shares issued and 83,552,774 shares outstanding at December 31, 2016	964	959
Capital in excess of par value	353,512	345,025
Retained earnings	334,069	326,110
Treasury stock, at cost: 12,414,078 shares at June 30, 2017 and December 31, 2016	(115,484)	(115,484)

Total shareholders' equity	573,061	556,610

Total liabilities and shareholders' equity	$956,266	$882,755

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,

	2017	2016
Operating activities:
Net income	$7,959	$14,439
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	12,927	12,784
Amortization of intangible assets	9,740	10,086
Amortization of deferred financing costs	1,042	1,042
Stock-based compensation expense	9,380	8,645
Deferred income taxes	1,265	(3,135)
Loss on disposal of assets	-	44
Change in fair value of contingent consideration	500	-
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(9,039)	16,807
Prepaid expenses	149	(128)
Other current assets	526	2,652
Other assets	149	(320)
Income taxes receivable / (payable)	(6,180)	(3,173)
Accounts payable, accrued expenses and other liabilities	(8,196)	(10,190)
Estimated liability for appeals	518	(2,492)
Net cash provided by operating activities	20,740	47,061
Investing activities:
Acquisition of a business, net of cash acquired	(171,174)	-
Purchases of property and equipment	(8,881)	(2,122)
Investment in capitalized software	(6,626)	(2,752)
Net cash used in investing activities	(186,681)	(4,874)
Financing activities:
Proceeds from exercise of stock options	1,986	1,196
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(2,874)	(1,067)
Payments on capital lease obligations	(5)	(42)
Proceeds from credit facility	42,204	-
Net cash provided by financing activities	41,311	87
Net (decrease) / increase in cash and cash equivalents	(124,630)	42,274
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	175,999	145,610
Cash and cash equivalents at end of period	$51,369	$187,884

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10,656	$13,450
Cash paid for interest	$3,451	$3,016

Supplemental disclosure of non-cash activities:
Change in balance of accrued property and equipment purchases	$(1,313)	$(690)

Note: Certain amounts in the prior periods have been adjusted to reflect the retrospective application required by the early adoption of ASU 2016-09 related to the cash flow presentation of share-based compensation.

HMS HOLDINGS CORP. AND SUBSIDIARIES
(in thousands, except per share amounts)
(unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and non-recurring legal fees (adjusted EBITDA) was $30.5 million for the second quarter of 2017.

	Three months ended June 30,

	2017	2016
Net Income	$6,517	$9,869

Net interest expense	2,306	2,040
Income taxes	5,538	4,443
Depreciation and amortization of property and equipment and intangible assets,
net of deferred financing costs	12,105	11,251

Earnings before interest, taxes, depreciation and amortization (EBITDA)	26,466	27,603
Stock based compensation expense	3,994	4,405
Non-recurring legal fees	-	315
Adjusted EBITDA	$30,460	$32,323

As summarized in the following table, earnings before interest, taxes, depreciation and amortization, stock-based compensation expense, and non-recurring legal fees (adjusted EBITDA) was $50.4 million for the first half of 2017.
	Six months ended June 30,

	2017	2016
Net Income	$7,959	$14,439

Net interest expense	4,437	4,084
Income taxes	5,908	7,738
Depreciation and amortization of property and equipment and intangible assets,
net of deferred financing costs	22,667	22,872

Earnings before interest, taxes, depreciation and amortization (EBITDA)	40,971	49,133
Stock based compensation expense	9,380	8,645
Non-recurring legal fees	-	1,563
Adjusted EBITDA	$50,351	$59,341

Note: Certain amounts in the prior periods have been adjusted to reflect the retrospective application required by the early adoption of ASU No. 2016-09 related to the recognition of excess tax benefits in the provision for income taxes.

HMS HOLDINGS CORP. AND SUBSIDIARIES
(in thousands, except per share amounts)
(unaudited)

Reconciliation of Net Income to GAAP EPS (Diluted) and Adjusted EPS (Diluted)

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, non-recurring legal fees, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.16 for the second quarter of 2017.

	Three months ended June 30,

	2017	2016
Net Income	$6,517	$9,869

Stock-based compensation expense	3,994	4,405
Non-recurring legal fees	-	315
Amortization of acquisition related software and intangible assets	7,372	7,013
Income tax related to adjustments (1)	(4,319)	(4,693)

Adjusted net income	$13,564	$16,909

Weighted average common shares, diluted	85,826	84,528

Diluted GAAP EPS	$0.08	$0.12
Diluted adjusted EPS	$0.16	$0.20

As summarized in the following table, diluted earnings per share adjusted for stock-based compensation expense, non-recurring legal fees, amortization of acquisition related software and intangible assets and for the related taxes (adjusted EPS) was $0.26 for the first half of 2017.
	Six months ended June 30,

	2017	2016
Net Income	$7,959	$14,439

Stock-based compensation expense	9,380	8,645
Non-recurring legal fees	-	1,563
Amortization of acquisition related software and intangible assets	13,658	14,026
Income tax related to adjustments (1)	(8,754)	(9,887)

Adjusted net income	$22,243	$28,786

Weighted average common shares, diluted	85,534	84,923

Diluted GAAP EPS	$0.09	$0.17
Diluted adjusted EPS	$0.26	$0.34

[1] Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the annual effective tax rate.

Note: Certain amounts in the prior periods have been adjusted to reflect the retrospective application required by the early adoption of ASU 2016-09 related to the recognition of excess tax benefits in the provision for income taxes and the cash flow presentation of share-based compensation.

Investor Contact:
Dennis Oakes
SVP, Investor Relations
dennis.oakes@hms.com
212-857-5786

Media Contact:
Elizabeth Bonet
Sr. Director, Communications
Elizabeth.bonet@hms.com
972-894-8405